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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                     ------------


                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)      SEPTEMBER 19, 1997
                                                 -----------------------------



                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                 ---------------------------------------------------
                (Exact name of registrant as specified in its charter)


         MARYLAND                      1-13232             84-1259577
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(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)       File Number)     Identification No.)


1873 SOUTH BELLAIRE STREET, SUITE 1700, DENVER, CO         80222-4348
---------------------------------------------------     -------------------
   (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code    (303) 757-8101
                                                       --------------------



                                    NOT APPLICABLE
             ------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  OTHER EVENTS

         On September 19, 1997, Apartment Investment and Management Company ("AIMCO" and, together with its majority-owned subsidiaries and controlled entities, the "Company") acquired the Morton Towers apartments and adjacent land ("Morton Towers"). Morton Towers is a 1,277 unit apartment complex located in Miami Beach, Florida. The Company acquired Morton Towers through two subsidiary limited partnerships (the "Morton Partnerships"), in which the Company is the sole general partner and has an aggregate interest of approximately 77%. The purchase price was $63.0 million (including closing costs), comprised of $8 million in cash, the issuance of 1,400,987 Partnership Common Units of the Company's operating partnership, the Company's Properties, L.P. (valued at $42 million), and the issuance of interests representing, in the aggregate, approximately 23% of the Morton Partnerships (valued at $13 million). The Company plans to invest an additional $35 million in a renovation of Morton Towers, which is expected to be completed by the end of 1999. The Company is also considering the development of a third high-rise tower at the complex that would add 521 units at an estimated cost of $60 million. Construction of the new tower is subject to zoning approvals and satisfactory results of economic feasibility studies.

         On September 12, 1997, AIMCO completed the previously-announced sale of 2,373,418 shares of its Class A Common Stock, par value $.01 per share (the "AIMCO Common Stock"), to an institutional investor at a price of $31.60 per share. Also on September 12, 1997, AIMCO sold an additional 279,000 shares of AIMCO Common Stock to another institutional investor at a price of $33.125 per share. AIMCO used $40.0 million of net proceeds from the offerings to purchase
2.0 million shares of common stock, par value $.01 per share (the "NHP Common Stock"), of NHP Incorporated, a Delaware corporation ("NHP"), from AIMCO/NHP Holdings, Inc., a Delaware corporation and an unconsolidated subsidiary of AIMCO ("ANHI"). AIMCO used approximately $7.0 million of such net proceeds to pay part of the consideration to purchase from Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), Capricorn Investors, L.P., a Delaware limited partnership ("Capricorn"), and certain partners of Capricorn, all of the remaining 434,049 shares of NHP Common Stock subject to the Stock Purchase Agreement, dated as of April 16, 1997, by and among AIMCO, Demeter and Capricorn. The remaining consideration for such shares of NHP Common Stock was the issuance of 61,364 shares of AIMCO Common Stock. As a result of these transactions, AIMCO owns 6,151,049 shares of NHP Common Stock, and ANHI owns 779,073 shares of NHP Common Stock, representing 47.6% and 6%, respectively, of the total number of shares of NHP Common Stock outstanding as of August 31, 1997. AIMCO used the remaining net proceeds from the offerings (approximately $35.5 million) for general business purposes, including the repayment of outstanding indebtedness.

         On August 22, 1997, the Company entered into an agreement to acquire a portfolio of multifamily residential apartment properties for an aggregate cash purchase price of $260 million, less the amount of any debt of the sellers that the Company elects to assume. The Company's


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obligation to purchase such properties is subject to a number of conditions and the Company has the right, at any time on or before October 6, 1997, to terminate the agreement if it determines in its sole and absolute discretion that all or any portion of the properties are not acceptable to it. The Company has requested that the sellers extend the date for termination of the agreement from October 6, 1997 to October 17, 1997. The Company is continuing its due diligence investigation of the properties, and there is no assurance that any transaction will occur or, if it does occur, that it will be completed on the terms currently contemplated.

         The Company has elected to sell its interests in certain partnerships that own a portfolio of 32 multifamily properties (the "Hall Properties") to unaffiliated joint venture partners for $4.25 million. The sale is subject to the approval of certain third parties and there is no assurance that the sale will occur. The Hall Properties are currently managed by NHP, which received property management revenues from the Hall Properties of approximately $1.8 million for the year ended December 31, 1996, and $0.9 million for the six months ended June 30, 1997. Upon consummation of the sale, NHP's management of the Hall Properties will be terminated.

         On September 30, 1997, the Company completed the acquisition of the Los Arboles Apartments, a 232-unit apartment complex located in Chandler, Arizona, for approximately $11.3 million. The Los Arboles apartments are adjacent to the Vista del Lagos apartments, a 200-unit complex in which AIMCO owns an equity interest.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

         Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 and the six months ended June 30, 1997 (unaudited), together with the Report of Independent Auditors (included as Exhibit 99.1 to this Report and incorporated herein by this reference).

(b) Pro Forma Financial Information

         The required pro forma financial information is included as Exhibit
99.2 to this Report and incorporated herein by this reference.


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(c) Exhibits

         The following exhibits are filed with this report:

Exhibit
Number   Description
------   -----------

23.1     Consent of Ernst & Young LLP.

99.1 Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 and the six months ended June 30, 1997 (unaudited), together with the Report of Independent Auditors.

99.2 Pro Forma Financial Information of Apartment Investment and Management Company.








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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY



Date:  October 6, 1997                 By:    /s/ Leeann Morein
                                            ----------------------------------
                                            Leeann Morein
                                            Senior Vice President, Chief
                                            Financial Officer and Secretary





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                     EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K



                                                                  Sequentially
Exhibit                                                             Numbered
Number   Description                                                   Page
------   -----------                                                   ----

23.1     Consent of Ernst & Young LLP.

99.1 Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 and the six months ended June 30, 1997 (unaudited), together with the Report of Independent Auditors.

99.2 Pro Forma Financial Information of Apartment Investment and Management Company.